EXHIBIT 23.1


      HIXON, MARIN, POWELL & De SANCTIS, P.A. CERTIFIED PUBLIC ACCOUNTANTS DAVID L. HIXSON, C.P.A. * RAYMOND F. MARRIN, C.P.A., * DONALD F. POWELL, C.P.A.
                          PETER V. De SANCTIS, C.P.A.

18100 N.E. 18th AVENUE, SUITE B                               3300 PGA BOULEVARD
NORTH MIAMI BEACH, FL  33162                            GARDENS PLAZA, SUITE 81D
DADE: (305) 944-7001                                         TEL: (561) 624-5700
BROWARD: (954) 920-1311                                      FAX: (561) 624-5702
FAX: (305) 944-6637


                          INDEPENDENT AUDITORS' CONSENT



Board of Directors and Shareholders
US Data Authority, Inc.
(Formerly Sunvest Resorts, Inc.)
Boca Raton, Florida


We consent to the incorporation by reference in the Registration Statement of U.S. DATA AUTHORITY, INC. on Form S-8 to be filed on or about April 26, 2001 of our report April 20, 2001 dated on the consolidated financial statements of U.S. DATA AUTHORITY, INC. which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Report on Form 10-KSB of U.S. DATA AUTHORITY, INC. for the year ended December 31, 2000




/s/ Hixon, Marin, Powell & DeSanctis, P.A.

North Miami Beach, Florida
April 10, 2001


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